EXHIBIT 32: Rule 13a-14(b) Certifications

In connection with the Annual Report of China Huaren Organic Products, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fang Jinzhong, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Report:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: May 18, 2009	/s/ Yushu Cao
Yushu Cao, Chief Executive Officer and Chief Financial Officer